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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55496, 33-92576 and 333-14921) of Gantos, Inc. of our report dated April 24, 1998, except as to Note 12, which is as of November 10, 1998, appearing on page F-2 of this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Battle Creek, Michigan
November 10, 1998